UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2026 (September 24, 2026)

Commission file number 001-41161

INVEST ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Fort Street, PO Box 500 George Town Grand Cayman KY1-1106 Cayman Islands	+1 (345) 949-4900
(Address of Principal Executive Offices and Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former Address of Principal Executive Offices and Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None*

*	Registrant trades over the counter with the symbol “IVCBF”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2026, Invest Acquisition Corporation, a Cayman Islands exempted company (the “Company”), held an extraordinary general meeting of its shareholders (the “Meeting”). Shareholder approval of the matters set forth below was obtained at the Meeting by the holders of approximately 99% of the issued and outstanding voting shares of the Company, without proxy solicitation. An Information Statement relating to the Meeting was furnished to shareholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14c-1 thereunder.

At the Meeting, the shareholders approved certain amendments to the Company’s Second Amended and Restated Memorandum and Articles of Association as described below.

Amendment to Amended and Restated Memorandum and Articles of Association - Extension of Business Combination Deadline

At the Meeting, the shareholders approved an amendment to the Company’s Second Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities from December 17, 2027 to December 17, 2029 (the “Extension”). The amendment deletes Article 49.5 of the Second Amended and Restated Memorandum and Articles of Association in its entirety and replaces it with a new Article 49.5 reflecting the Extended Date of December 17, 2029 (the “Charter Amendment”). The Extension was approved with 10,625,000 votes in favor, representing approximately 99.76% of the outstanding ordinary shares, and no votes against.

Amendment to Article 49.5 of the Second Amended and Restated Memorandum and Articles of Association

In connection with the approval of the Extension, the Company’s Second Amended and Restated Memorandum and Articles of Association were amended by deleting Article 49.5 in its entirety and replacing it with the Charter Amendment. The Company’s name did not change in connection with the Extension, and the Company’s Class A ordinary shares, warrants and rights continue to trade under their existing symbols and CUSIP numbers.

The foregoing description of the Extension and the Charter Amendment is a summary only and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Extraordinary General Meeting Results

As of September 4, 2026, the record date for the Meeting, there were 10,650,520 ordinary shares of the Company issued and outstanding, consisting of 10,650,519 Class A ordinary shares and one Class B ordinary share. At the Meeting, 10,625,000 ordinary shares were represented, constituting approximately 99.76% of the issued and outstanding ordinary shares and a quorum for the transaction of business.

James DeAngelis served as the Inspector of Elections for the Meeting. The Meeting was called to order at 10:00 a.m. Eastern Time, polls were opened at 10:15 a.m. Eastern Time and closed at 10:30 a.m. Eastern Time. The Meeting was adjourned following the close of the polls.

The proposal submitted to shareholders at the Meeting was approved unanimously, with 10,625,000 votes in favor and no votes against.

Redemptions

In connection with the Extension, shareholders had the opportunity to redeem their public shares. As of the redemption deadline of 5:00 p.m. Eastern Time on September 22, 2026, holders of 1,801,349 Class A ordinary shares exercised their right to redeem such shares for cash at a redemption price of approximately $12.34 per share, for an aggregate redemption payment of approximately $22.2 million funded from the Company’s trust account.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Article 49.5 of the Second Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVEST ACQUISITION CORPORATION

Date: September 29, 2026	By:	/s/ Vikas Mittal
	Name:	Vikas Mittal
	Title:	Chief Executive Officer & Chief Financial Officer

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